Exhibit 10.1

EXECUTION VERSION

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (this “IP Assignment”), dated as of September 29, 2017, is made by and between VectorVision, Inc., an Ohio corporation, having a principal place of business at 1850 Livingston Road, Suite E, Greenville, Ohio 45331 and David W. Evans, a U.S. citizen, having a principal place of business at 4141 Jutland Drive, Suite 214, San Diego, CA 92117 on the one hand (“Assignors”) and Guardion Health Sciences, Inc., a Delaware corporation, having a principal place of business at 15150 Avenue of Science, Suite 200, San Diego California 92128 on the other hand (“Assignee”)

WHEREAS, Assignee, Assignors, and certain other parties signatory thereto are parties to that certain Asset Purchase and Reorganization Agreement, dated as September 29, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Reorganization Agreement”). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Reorganization Agreement.

WHEREAS, under the terms of the Reorganization Agreement, Assignors have agreed to convey, transfer, and assign to Assignee, among other assets, certain intellectual property of Assignors, and have agreed to execute and deliver this IP Assignment for recording with Governmental Authorities, including, but not limited to, the US Patent and Trademark Office.

WHEREAS, in connection with the consummation of the transactions contemplated by the Reorganization Agreement, Assignors hereby desire to convey, transfer, and assign to Assignee all of Assignors’ right, title, and interest in, to, and under all of the Assigned IP (as hereinafter defined), and Assignee hereby desires accept from Assignors all of Assignors’ right, title, and interest in, to, and under all of the Assigned IP.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.          Assignment. In consideration for the execution of the Reorganization Agreement, the payment of the consideration stipulated in the Reorganization Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors hereby irrevocably convey, transfer, and assign to Assignee, all of which Assignors represent and warrant are exclusively owned by Assignors free and clear of any encumbrances, and Assignee hereby accepts, all of Assignors’ right, title, and interest in, to, and under the following (collectively, the “Assigned IP”):

(a)          all inventions, including without limitation, the patents and patent applications set forth on Schedule 1 hereto, and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations, and renewals thereof, including all priority rights, and the right to claim priority rights and the privileges and benefits thereof, including those under the International Convention, and all other conventions, and the worldwide right to file applications for said inventions in Assignee’s own name;

(b)          all trade secrets, non-public know-how, discoveries, improvements, concepts, ideas, methods, processes, procedures, designs, plans, schematics, invention disclosure statements, drawings, formulae, technical data, specifications, research and development information, technology and product roadmaps and data bases and other proprietary or confidential information, including customer, supplier and mailing lists;

(c)          all marks, names, trade dress, whether registered or unregistered, including without limitation, the trademark registrations and applications set forth on Schedule 2 hereto, together with the goodwill connected with the use thereof and symbolized thereby, and all issuances, extensions, and renewals thereof, provided, that with respect to the United States intent-to-use trademark applications, if any, set forth on Schedule 2 hereto, the transfer of such applications accompanies, pursuant to the Reorganization Agreement, the transfer of Assignors’ business, or portion of the business to which the trademark pertains, and that business is ongoing and existing; all social media names and accounts;

(d)          all copyrights, including, without limitation, the copyrights set forth on Schedule 3 hereto, including, without limitation, any unregistered copyrights, applications, any renewals and extensions thereof, and in and to all works based upon, derived from, or incorporating the copyrights, and in and to all rights corresponding to the foregoing throughout the world, and all the rights embraced therein, including but not limited to, the right to duplicate, reproduce, copy, distribute, display, license, adapt, and prepare derivative works from the copyrights, together with all physical or tangible embodiments of the copyrights, in Assignors’ possession or under Assignors’ control;

(e)         the domain names set forth in Schedule 4 hereto;

(f)           the intellectual property rights, information or assets arising from or related to the agreements set forth in Schedule 5 hereto;

(g)         in the case of each of the foregoing:

i.            all rights of any kind whatsoever of Assignors accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;

ii.            any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

iii.          any and all claims and causes of action with respect to any of the foregoing, whether accruing before, on, and/or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but not the obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2.          Assignors’ Use and Enjoyment. The rights, title and interest assigned under Section 1 above shall be for Assignee’s own use and enjoyment, and for the use and enjoyment of Assignee’s successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignors if this IP Assignment had not been made.

3.          Remainder of Intellectual Property. Assignors hereby declare that, as to any of the assets, rights or interests intended to be included in the Assigned IP hereby conveyed, the title to which may not have passed to the Assignee by virtue of this Assignment or any transfer or assignment which may from time to time be executed and delivered pursuant to the provisions hereof, Assignors hold such assets, rights or interests in trust for the benefit of the Assignee to transfer and assign the same as the Assignee may from time to time direct. Assignors shall hold such asset or other right for the exclusive benefit of the Assignee and shall take any and all action with respect thereto as the Assignee may reasonably direct for the Assignee’s account and benefit.

4.          Recordation. Assignors authorize the Commissioner for Patents, the Commissioner for Trademarks, and any other governmental officials to record and register this IP Assignment upon request by Assignee.

5.          Cooperation. Assignors agree to perform all commercially reasonable acts deemed necessary or desirable by the Assignee to permit and assist the Assignee, at the Assignee’s expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Assigned IP, to be assigned, or licensed to the Assignee under this Agreement. Such acts may include, but are not limited to, execution of documents and assistance or cooperation (i) in the filing, prosecution, registration, and memorialization of assignment of any applicable patents, copyrights, trademark, mask work, or other applications, (ii) in the enforcement of any applicable patents, copyrights, trademark, mask work, moral rights, trade secrets, or other proprietary rights, and (iii) in other legal proceedings related to the Assigned IP. In the event that the Assignee is unable for any reason to secure Assignors’ signature(s) to any document required to file, prosecute, register, or memorialize the assignment of any patent, copyright, trademark, mask work or other applications or to enforce any patent, copyright, mask work, moral right, trade secret or other proprietary right under any Assigned IP (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, continuing patent applications, reissues, and reexaminations of such Assigned IP), Assignors hereby irrevocably designate and appoint the Assignee and the Assignee’s duly authorized officers and agents as Assignors’ agents and attorneys-in-fact to act for and on Assignors’ behalf and instead of Assignors, (i) to execute, file, prosecute, register and memorialize the assignment of any such application, (ii) to execute and file any documentation required for such enforcement, and (iii) to do all other lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance, and enforcement of patents, copyrights, mask works, moral rights, trade secrets or other rights under the Assigned IP, all with the same legal force and effect as if executed by Assignors.

6.          Terms of the Reorganization Agreement. The terms of the Reorganization Agreement, including, but not limited to, the representations, warranties, covenants, agreements, and indemnities relating to the Assigned IP are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements, and indemnities contained in the Reorganization Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Reorganization Agreement and the terms hereof, the terms of the Reorganization Agreement shall govern.

7.          Successors and Assigns. This IP Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8.          Governing Law. This IP Assignment shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

9.          Counterparts. This IP Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this IP Assignment delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this IP Assignment.

[SIGNATURE PAGE FOLLOWS]

The parties hereto are signing this IP Assignment as of the date first set forth above.

ASSIGNORS		ASSIGNEE

VECTORVISION, INC.		GUARDION HEALTH SCIENCES, INC.

By:	/David W. Evans/	By:	/Michael Favish/

Name:	David W. Evans	Name:	Michael Favish

Title:	CEO	Title:	CEO

DAVID W. EVANS

By:	/David W. Evans/

Signature Page to IP Assignment

SCHEDULE 1

PATENTS

None.

SCHEDULE 2

COPYRIGHTS

Registered or Pending:

N/A

Common Law:

1.          Vision Testing Chart #1

2.          Vision Testing Chart #2

3.          Vision Testing Chart #3

SCHEDULE 3

TRADEMARKS

Registered or Pending:

Jurisdiction	Status	Application No. / Filing Date	Registration No. / Registration Date	Mark
USA	Registered	85/683,064 July 20, 2012	4,341,403 May 28, 2013	VECTORVISION
USA	Registered	85/683,115 July 20, 2012	4,500,241 March 25, 2014	CSV-1000

Common Law:

None.

SCHEDULE 4

DOMAIN NAMES

1.          vectorvision.com

SCHEDULE 5

AGREEMENTS

1.    Product Manufacturing & Distribution Agreement dated November ____, 2006 between VectorVision, Inc. and Good-Lite Company.

2.    Service Agreement dated March 22, 2017 between VectorVision, Inc. and Pinakin Davey, OD, PhD.

3.    Sponsored Research Agreement dated__________ between VectorVision, Inc. and Western University of Health Sciences.

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